UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2020

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550 San Jose, California 95510
(Address of principal executive offices, including zip code)
(408) 944-4000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QMCO	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 13, 2020, Quantum Corporation (the “Company”) entered into a Payment Protection Term Note (the “Note”) effective April 11, 2020 with PNC Bank, National Association as the lender (“Lender”) in an aggregate principal amount of $10,000,000 pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the “PPP Loan”). Subject to the terms of the Note, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, has an initial term of two years, and is unsecured and guaranteed by the Small Business Administration.

As of April 11, 2020, the Company entered into the Second Amendment (the “Revolver Amendment”) to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Revolving Credit Agreement”), among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent for such lenders. The amendment amends certain terms of the Revolving Credit Agreement in a manner that enables the Company to enter into the Note and avail itself of the PPP Loan.

In addition, on April 13, 2020, the Company entered into Amendment No. 3 (the “Term Loan Amendment”) to the Term Loan Credit and Security Agreement, dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”), among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and U.S. Bank National Association, as disbursing and collateral agent for such lenders. The Term Loan Amendment amends the definition of Permitted Indebtedness in the Term Loan Credit Agreement in a manner that enables the Company to enter into the Note and avail itself of the PPP Loan.

The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of the payroll costs, covered mortgage obligation, covered rent obligation; and covered utility payment incurred by the Company during the eight-week period beginning on the date of first disbursement to the Company under the PPP Loan, calculated in accordance with the terms of the CARES Act. No assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part, but the Company intends to use the proceeds from the PPP Loan in accordance with the PPP Loan program. The Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the Note. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, and/or Lender’s exercise of any of the rights and remedies available under the Loan Documents or under applicable law.

The foregoing description of the Note, the Term Loan Amendment and the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, the Term Loan Amendment and the Revolver Amendment, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01 and Exhibits 10.1,10.2 and 10.3 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

Exhibit Description

10.1	Payment Protection Program Term Note, effective as of April 11, 2020, in favor of PNC Bank, National Association.

10.2
Amendment Number 3 to the Term Loan Credit and Security Agreement, dated as of December 27, 2018, as amended on April 13, 2020, among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and U.S. Bank National Association, as disbursing and collateral agent for such lenders.

10.3
Second Amendment to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018, amended as of April 11, 2020 among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent for such lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2020	QUANTUM CORPORATION

/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer